Exhibit 99.1

B&G Foods Announces Closing of Public Offering of Common Stock
and Full Exercise of Over-Allotment Option

PARSIPPANY, N.J., October 9, 2012 — B&G Foods, Inc. (NYSE: BGS) announced today the closing of its public offering of 4,173,540 shares of its common stock, which includes 544,375 shares issued pursuant to the underwriters’ over-allotment option, at a public offering price of $30.25 per share.

After deducting underwriting discounts and commissions and other estimated offering expenses, net proceeds to B&G Foods are approximately $120.3 million.  B&G Foods expects to use the net proceeds of the offering for general corporate purposes, which may include among other things, the payment of all or a portion of the purchase price and related transaction costs for the recently announced acquisition of the New York Style and Old London brands or any future acquisitions, and the repayment or retirement of a portion of B&G Foods’ long-term debt.

Credit Suisse Securities (USA) LLC, Barclays Capital Inc. and RBC Capital Markets, LLC acted as joint book-running managers, and BofA Merrill Lynch and Deutsche Bank Securities acted as co-managers for the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  The offering is being made only by means of a prospectus and the related prospectus supplement included as part of an effective registration statement previously filed with the Securities and Exchange Commission.

Interested persons may obtain copies of the prospectus and the related prospectus supplement from the Securities and Exchange Commission’s website at www.sec.gov or by contacting any of the joint book-running managers, including:  Credit Suisse Securities (USA) LLC, Attn: Prospectus Department, Eleven Madison Avenue, New York, NY 10010, by emailing newyork.prospectus@credit-suisse.com or calling 800-221-1037;  Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by emailing Barclaysprospectus@broadridge.com or calling 888-603-5847; or RBC Capital Markets, LLC, 3 World Financial Center New York , NY 10281 or by calling 877-822-4089.

About B&G Foods, Inc.

B&G Foods and its subsidiaries manufacture, sell and distribute a diversified portfolio of high-quality, shelf-stable foods across the United States, Canada and Puerto Rico. B&G Foods’ products include hot cereals, fruit spreads, canned meats and beans, spices, seasonings, marinades, hot sauces, wine vinegar, maple syrup, molasses, salad dressings, Mexican-style sauces, taco shells and kits, salsas, pickles, peppers and other specialty food products. B&G Foods competes in the retail grocery, food service, specialty, private label, club and mass merchandiser channels of distribution. Based in Parsippany, New Jersey, B&G Foods’ products are marketed under many recognized brands, including Ac’cent, B&G, B&M, Baker’s Joy, Brer Rabbit, Cream of Rice, Cream of Wheat, Don Pepino, Emeril’s, Grandma’s Molasses, Joan of Arc, Las Palmas, Maple Grove Farms of Vermont, Molly McButter, Mrs. Dash, Ortega, Polaner, Red Devil, Regina, Sa-són, Sclafani, Sugar Twin, Trappey’s, Underwood, Vermont Maid and Wright’s. B&G Foods also sells and distributes two branded household products, Static Guard and Kleen Guard.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” The forward-looking statements contained in this press release include without limitation statements related to B&G Foods’ expected use of proceeds of the common stock offering.  Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of B&G Foods to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking.  The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in B&G Foods’ filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K for fiscal 2011 filed on February 28, 2012.  B&G Foods undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

Investor Relations: ICR, Inc. Don Duffy 866-211-8151	Media Relations: ICR, Inc. Matt Lindberg 203-682-8214